BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/17/2021

Work Order Item Number:	W2021061700174-1400326
Filing Number:	20211542124
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	6/17/2021 8:01:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E5617922020-9

Entity Name: RECRUITER.COM, GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
CORPORATE CREATIONS NETWORK INC.
8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number
E5617922020-9
Filing Number
20211542124
Filed On
6/17/2021 8:01:00 AM
Number of Pages
1

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Recruiter.com Group, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of Common Stock, par value $0.0001 per share
10,000,000 shares of Preferred Stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of Common Stock, par value $0.0001 per share
10,000,000 shares of Preferred Stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock will be issued after the change in exchange for each two point five (2.5) shares of Common Stock held by each record stockholder at the effective date and time of the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued pursuant to the change. Stockholders who would be entitled to receive fractional shares of Common Stock shall be rounded up to the nearest whole share of Common Stock.

7. Effective date and time of filing: (optional) Date: ____ ____

8. Signature: (required)

X *Evan H. Sohn*

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.